W. R. Berkley Corporation
165 Mason Street, P.O. Box 2518         NEWS
Greenwich, Connecticut 06836-2518       RELEASE
(203) 629-3000



FOR IMMEDIATE RELEASE                                    CONTACT:
                                                         Eugene G. Ballard
                                                         Senior Vice President-
                                                         Chief Financial Officer
                                                         and Treasurer
                                                         203-629-3000

            W. R. BERKLEY CORPORATION ANNOUNCES THIRD QUARTER RESULTS

     Greenwich, CT, October 25, 2001 -- W. R. Berkley Corporation (NYSE: BER) today reported that operating income, excluding losses related to the September 11th event, was $11 million, or 36 cents per diluted share, for the third quarter ended September 30, 2001 compared with $9 million, or 34 cents per diluted share, for the same period in 2000. For the first nine months, operating income, excluding losses related to the September 11th event, was $38 million, or $1.35 per diluted share, in 2001, compared with operating income of $25 million, or 96 cents per diluted share, in 2000. Operating income represents net income excluding discontinued businesses, realized investment gains and restructuring charges.

     After-tax losses related to the September 11th event were $23 million, or 78 cents per diluted share. Pretax losses from the September 11th event are estimated to be $35 million, net of reinsurance recoveries. This represents the company's maximum retention for property and business interruption coverages and its estimated policy limits on risks exposed to casualty losses.

     The company also announced plans to discontinue two lines of business that are not likely to achieve a satisfactory return on capital. The company is withdrawing from the personal lines business, both homeowners and private passenger automobile. The company will stop writing new personal



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W. R. Berkley Corporation                                                 Page 2
--------------------------------------------------------------------------------


lines policies immediately and will not renew existing policies, subject to all regulatory requirements. In addition, the company is discontinuing the alternative market division of its reinsurance business. The after-tax loss related to the discontinued businesses was $40 million, or $1.37 per diluted share, in the third quarter of 2001.

     The net loss for the third quarter of 2001 was $47 million, or $1.63 per diluted share, compared with net income of $7 million, or 27 cents per diluted share, for the third quarter of 2000. The company reported a net loss of $27 million, or 97 cents per diluted share, for the first nine months of 2001, compared with net income of $18 million, or 70 cents per diluted share, in the first nine months of 2000.

     Net premiums written for on-going business increased 31 percent to $418 million for the third quarter of 2001 from $319 million for the year-earlier period. The premium growth was led by the company's specialty business, which reported a 92 percent increase in net premiums written for the quarter. Net premiums written for on-going business increased 25 percent in the first nine months of 2001 to $1,187 million.

     Due to lower returns available for the merger arbitrage business as well as lower returns on investment of new cash flow, net investment income decreased by $10 million to $47 million in the third quarter of 2001. For the first nine months net investment income was $148 million in 2001 compared with $153 million in the year-earlier period.

     Commenting on the company's results, William R. Berkley, chairman and chief executive officer, said: "We continue to examine each area of our business as we seek to achieve a 15 percent rate of return on capital. As part of this strategy, we have decided to eliminate our personal lines business and the alternative markets division of our reinsurance business. As a result, we expect our regional and reinsurance segments to be in a better position to achieve our targeted returns as well as to substantially reduce our weather-related volatility.



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W. R. Berkley Corporation                                                 Page 3
--------------------------------------------------------------------------------


     "These changes should substantially improve our returns in 2002 and beyond. Our specialty and facultative reinsurance businesses are generating price increases in excess of 30 percent. Our regional business continues to generate price increases for commercial lines in the low double digits, and we are finally seeing significant price increases in the treaty reinsurance marketplace. Our alternative markets segment continues to deliver exceptional results, and our international unit is still delivering solid returns, in spite of local economic conditions. We expect to show an underwriting profit next year.

     "We expect 2002 to be the first year in many that we approach our targeted 15 percent after tax return while at the same time producing substantial premium growth. Based on the current marketplace, we would expect 2003 to be substantially better," Mr. Berkley concluded.

     Founded in 1967, W.R. Berkley Corporation is an insurance holding company that operates in five segments of property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

     This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those related to the Company's performance for the year 2001 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, the impact of competition, product demand and pricing, claims development and the process of estimating reserves, catastrophe and storm losses, the preliminary nature of the World Trade Center related losses and the complexity involved, the impact of the company's withdrawal from personal lines business, legislative and regulatory developments, investment results, availability and use of reinsurance, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause the Company's actual results for the year 2001 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.



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W. R. Berkley Corporation                                                 Page 4
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
                          Operating Results Before September 11th Loss
                                   On-going Business Segments
                                     (Amounts in thousands)

                                       For the Three Months            For the Nine Months
                                       Ended September 30,             Ended September 30,
                                       --------------------            -------------------
                                       2001            2000            2001            2000
                                       ----            ----            ----            ----
Specialty Insurance:
  Gross premiums written            $  153,693      $   98,601      $  427,357      $  302,990
  Net premiums written                 134,901          70,239         366,632         207,930
  Premiums earned                      108,662          66,739         275,895         198,887
  Pre-tax operating income               7,849           5,942          28,015          17,691
  Loss ratio                              71.1%           73.7%           68.8%           74.6%
  Expense ratio                           30.3%           37.0%           32.2%           34.8%
  GAAP combined ratio                    101.4%          110.7%          101.0%          109.4%

Alternative Markets:
  Gross premiums written            $   48,451      $   31,794      $  127,365      $   86,601
  Net premiums written                  42,877          28,407         113,275          77,987
  Premiums earned                       31,481          22,927          84,851          62,656
  Pre-tax operating income               8,095          10,139          28,009          24,392
  Loss ratio                              79.2%           69.0%           75.0%           69.3%
  Expense ratio                           29.1%           41.4%           31.8%           40.6%
  GAAP combined ratio                    108.3%          110.4%          106.8%          109.9%

Reinsurance (1):
  Gross premiums written            $   82,592      $   80,802      $  234,295      $  236,613
  Net premiums written                  56,119          66,963         167,174         200,606
  Premiums earned                       53,341          72,855         167,243         216,190
  Pre-tax operating income               5,773           6,876          13,300          19,498
  Loss ratio                              69.2%           74.3%           71.5%           72.8%
  Expense ratio                           38.0%           33.5%           39.2%           34.3%
  GAAP combined ratio                    107.2%          107.8%          110.7%          107.1%

Regional Insurance (1):
  Gross premiums written            $  173,471      $  145,568      $  511,168      $  447,033
  Net premiums written                 147,170         124,181         432,878         382,231
  Premiums earned                      137,809         128,382         401,177         382,666
  Pre-tax operating income (loss)        5,799            (548)         21,763           5,327
  Loss ratio                              69.2%           78.9%           69.4%           75.8%
  Expense ratio                           35.8%           33.6%           35.1%           33.9%
  GAAP combined ratio                    105.0%          112.5%          104.5%          109.7%

International:
  Gross premiums written            $   42,484      $   35,241      $  123,181      $  102,038
  Net premiums written                  36,895          28,798         107,536          82,557
  Premiums earned                       36,286          27,110         102,036          76,355
  Pre-tax operating income               2,824           1,499           9,130           3,508
  Loss ratio                              59.2%           58.8%           61.2%           62.1%
  Expense ratio                           40.9%           48.7%           39.6%           43.5%
  GAAP combined ratio                    100.1%          107.5%          100.8%          105.6%

Total:
  Gross premiums written            $  500,691      $  392,006      $1,423,366      $1,175,275
  Net premiums written                 417,962         318,588       1,187,495         951,311
  Premiums earned                      367,579         318,013       1,031,202         936,754
  Pre-tax operating income              30,340          23,908         100,217          70,416
  Loss ratio                              69.6%           74.3%           69.2%           73.3%
  Expense ratio                           34.4%           36.2%           35.1%           35.4%
  GAAP combined ratio                    104.0%          110.5%          104.3%          108.7%

(1)  In the third quarter of 2001, the Company re-aligned the operating segments to reflect the discontinuance of the personal lines and alternative markets reinsurance businesses.

W. R. Berkley Corporation                                                 Page 5
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
                         Operating Results Including September 11th Loss
                                     (Amounts in thousands)

                                       For the Three Months            For the Nine Months
                                        Ended September 30,            Ended September 30,
                                        -------------------            -------------------
                                       2001            2000            2001            2000
                                       ----            ----            ----            ----
On-going business segments:
   Gross premiums written           $  500,691      $  392,006      $1,423,366      $1,175,275
   Net premiums written                417,962         318,588       1,187,495         951,311
   Premiums earned                     367,579         318,013       1,031,202         936,754
   Pre-tax operating income (loss)      (4,660)         23,908          65,217          70,416
   Loss ratio                             79.2%           74.3%           72.6%           73.3%
   Expense ratio                          34.4%           36.2%           35.1%           35.4%
   GAAP combined ratio                   113.6%          110.5%          107.7%          108.7%

Discontinued businesses:
-----------------------

Personal lines:
   Gross premiums written           $   38,507      $   36,570      $  112,065      $  110,308
   Net premiums written                 34,729          34,199         101,828         102,667
   Premiums earned                      33,442          34,250         102,091         106,966
   Pre-tax operating loss               (2,874)         (2,557)        (14,640)         (9,307)
   Loss ratio                             86.7%           75.5%           88.7%           75.4%
   Expense ratio                          24.1%           34.1%           27.8%           35.4%
   GAAP combined ratio                   110.8%          109.6%          116.5%          110.8%

Alternative markets reinsurance:
   Gross premiums written           $   20,906      $   25,114      $   79,107      $   64,775
   Net premiums written                 16,536          23,297          65,703          57,948
   Premiums earned                      24,374          18,569          89,097          47,963
   Pre-tax operating loss              (58,484)         (1,150)        (63,149)         (1,157)
   Loss ratio                            293.3%           75.8%          134.9%           75.3%
   Expense ratio                          53.6%           39.8%           41.9%           37.1%
   GAAP combined ratio                   346.9%          115.6%          176.8%          112.4%

Total
   Gross premiums written           $  560,104      $  453,690      $1,614,538      $1,350,358
   Net premiums written                469,227         376,084       1,355,026       1,111,926
   Premiums earned                     425,395         370,832       1,222,390       1,091,683
   Pre-tax operating income (loss)     (66,018)         20,201         (12,572)         59,952
   Loss ratio                             92.0%           74.5%           78.5%           73.6%
   Expense ratio                          34.7%           36.1%           35.0%           35.5%
   GAAP combined ratio                   126.7%          110.6%          113.5%          109.1%

W. R. Berkley Corporation                                                 Page 6
--------------------------------------------------------------------------------

                                            After Tax Earnings
                               (Amounts in thousands except per share data)

                                                 For the Three Months           For the Nine Months
                                                 Ended September 30,            Ended September 30,
                                                 --------------------           -------------------
After Tax Earnings:                              2001            2000           2001            2000
------------------                               ----            ----           ----            ----
   Operating income before September 11th
       loss (1)                               $   10,587      $    8,793     $   38,272      $   24,855
  September 11th loss                            (22,750)             --        (22,750)             --
                                              ----------      ----------     ----------      ----------
       Operating income (loss) (2)               (12,163)          8,793         15,522          24,855
   Discontinued businesses (3)                   (39,883)         (2,410)       (50,562)         (6,802)
   Restructuring charge                               --              --             --          (1,203)
   Realized gains                                  4,800             709          7,658           1,224
                                              ----------      ----------     ----------      ----------
       Net income (loss)                      $  (47,246)     $    7,092     $  (27,382)     $   18,074
                                              ==========      ==========     ==========      ==========

Earnings (loss) per diluted shares:
-----------------------------------

   Operating income before September 11th
      loss                                    $     0.36      $     0.34     $     1.35      $     0.96
  September 11th loss                              (0.78)             --          (0.80)             --
                                              ----------      ----------     ----------      ----------
      Operating income (loss)                      (0.42)           0.34           0.55            0.96
  Discontinued businesses                          (1.37)           (.09)         (1.78)          (0.26)
  Restructuring charge                                --              --             --           (0.05)
  Realized gains                                    0.16            0.02           0.26            0.05
                                              ----------      ----------     ----------      ----------
      Net income (loss)                       $    (1.63)     $     0.27     $    (0.97)     $     0.70
                                              ==========      ==========     ==========      ==========

Cash flow from operations before change in
  trading account                             $   85,756      $   65,185     $  128,904      $   79,429
                                              ==========      ==========     ==========      ==========

(1)  Catastrophe losses for ongoing business, excluding losses related to the September 11th event, were
     $10 million pretax, or 21 cents per diluted share after-tax, in the third quarter of 2001 compared with $12 million pretax, or 29 cents per diluted share after-tax, in the year-earlier period.
     Catastrophe losses for on-going business, excluding losses related to the September 11th event, were
     $32 million pretax, or 70 cents per diluted share after-tax, in the first nine months of 2001 compared with $26 million pretax, or 66 cents per diluted share after-tax, in the year-earlier period.

(2)  Operating income represents net income before discontinued businesses, realized investment gains and restructuring charges.

(3)  Catastrophe losses for the discontinued businesses were $7 million pre-tax, or 16 cents per diluted share after-tax, in the third quarter of 2001 compared with $8 million pre-tax, or 21 cents per diluted share after-tax, in the year-earlier period. Catastrophe losses for the discontinued
     businesses were $25 million pre-tax, or 55 cents per diluted share after-tax, in the first nine months of 2001 compared with $17 million pre-tax, or 44 cents per diluted share after-tax, in the year-earlier period.

W. R. Berkley Corporation                                                 Page 7
--------------------------------------------------------------------------------

                            Balance Sheet Information
                  (Amounts in thousands except per share data)


                                        September 30,          December 31,
                                            2001                   2000
                                        -------------         -------------
Total investments (1)                    $ 3,441,418           $ 3,111,602
Total assets                               5,481,312             5,022,070
Reserves for losses                        2,701,487             2,533,917
Long-term debt                               370,456               370,158
Trust preferred securities                   198,199               198,169
Stockholders' equity (2)                     809,535               680,896
Shares outstanding                            29,070                25,656
Stockholders' equity per share                 27.85                 26.54


(1) Investments include trading account receivable from brokers and clearing organizations and trading securities sold but not yet purchased.

(2) Stockholders' equity includes after-tax unrealized investment gains of $57.4 million and $19.4 million as of September 30, 2001 and December 31, 2000, respectively.

W. R. Berkley Corporation                                                 Page 8
--------------------------------------------------------------------------------

                                        Consolidated Financial Summary

                                                     For the Three Months            For the Nine Months
                                                     Ended September 30,             Ended September 30,
                                                     --------------------            -------------------
                                                     2001            2000            2001            2000
                                                     ----            ----            ----            ----
                                                         (Amounts in thousands except per share data)
Revenues:
  Net premiums written                            $  469,227      $  376,084      $1,355,026      $1,111,926
  Change in unearned premiums                        (43,832)         (5,252)       (132,636)        (20,243)
                                                  ----------      ----------      ----------      ----------
       Premiums earned                               425,395         370,832       1,222,390       1,091,683
  Net investment income                               46,802          56,513         147,600         153,025
  Service fees                                        19,849          15,818          56,552          51,535
  Realized investment gains                            7,385           1,092          11,782           1,885
  Other income                                           641           1,702           1,898           3,086
                                                  ----------      ----------      ----------      ----------

     Total revenues                                  500,072         445,957       1,440,222       1,301,214

Expenses:
  Losses and loss expenses                           391,477         276,344         959,598         803,596
  Other operating expenses                           170,864         150,829         492,806         444,406
  Interest expense                                    11,570          11,670          34,432          35,954
  Restructuring charge                                    --              --              --           1,850
                                                  ----------      ----------      ----------      ----------
     Total expenses                                  573,911         438,843       1,486,836       1,285,806

     Income (loss) before income taxes
       And minority interest                         (73,839)          7,114         (46,614)         15,408

Income tax benefit                                    27,117             869          21,559           4,085

Minority interest                                       (524)           (891)         (2,327)         (1,419)
                                                  ----------      ----------      ----------      ----------

     Net income (loss)                            $  (47,246)    $     7,092      $  (27,382)    $    18,074
                                                  ==========      ==========      ==========      ==========

Earnings (loss) per share:
     Basic                                        $    (1.63)     $      .28      $     (.97)     $      .71
                                                  ==========      ==========      ==========      ==========
     Diluted                                      $    (1.63)     $      .27      $     (.97)     $      .70
                                                  ==========      ==========      ==========      ==========

Average shares outstanding:
     Basic                                            29,049          25,476          28,337          25,571
                                                  ==========      ==========      ==========      ==========
     Diluted                                          30,053          25,807          29,603          25,769
                                                  ==========      ==========      ==========      ==========

Supplemental after-tax earnings information:
--------------------------------------------
     Operating income before September
       11th loss.............................     $   10,587      $    8,793      $   38,272      $   24,855
     September 11th loss.....................        (22,750)             --         (22,750)             --
                                                  ----------      ----------      ----------      ----------
       Operating income (loss) (1)...........        (12,163)          8,793          15,522          24,855
     Discontinued businesses.................        (39,883)         (2,410)        (50,562)         (6,802)
     Restructuring charge....................             --              --              --          (1,203)
     Realized gains..........................          4,800             709           7,658           1,224
                                                  ----------      ----------      ----------      ----------
       Net income (loss).....................     $  (47,246)     $    7,092      $  (27,382)     $   18,074
                                                  ==========      ==========      ==========      ==========


(1)  Operating income represents net income before discontinued businesses, realized investment gains and restructuring charges.